Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 287 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports, dated December 23, 2019, on the financial statements of Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Capital Growth, Transamerica ClearTrack 2015 (formerly ClearTrack 2015), Transamerica ClearTrack 2020 (formerly ClearTrack 2020), Transamerica ClearTrack 2025 (formerly ClearTrack 2025), Transamerica ClearTrack 2030 (formerly ClearTrack 2030), Transamerica ClearTrack 2035 (formerly ClearTrack 2035), Transamerica ClearTrack 2040 (formerly ClearTrack 2040), Transamerica ClearTrack 2045 (formerly ClearTrack 2045), Transamerica ClearTrack 2050 (formerly ClearTrack 2050), Transamerica ClearTrack 2055 (formerly ClearTrack 2055), Transamerica ClearTrack 2060 (formerly ClearTrack 2060), Transamerica ClearTrack Retirement Income (formerly ClearTrack Retirement Income), Transamerica Core Bond, Transamerica Dividend Focused, Transamerica Dynamic Allocation, Transamerica Dynamic Income, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Equity, Transamerica Event Driven, Transamerica Floating Rate, Transamerica Global Equity, Transamerica Global Real Estate Securities, Transamerica Government Money Market, Transamerica High Quality Bond, Transamerica High Yield Bond, Transamerica High Yield Muni, Transamerica Inflation Opportunities, Transamerica Inflation-Protected Securities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Growth, Transamerica International Small Cap Value, Transamerica International Stock, Transamerica International Value, Transamerica Large Cap Value, Transamerica Large Core, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Long/Short Strategy, Transamerica Mid Cap Growth, Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica MLP & Energy Income, Transamerica Multi-Asset Income (formerly Transamerica Strategic High Income), Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Core, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Total Return, Transamerica Unconstrained Bond and Transamerica US Growth and the consolidated financial statements of Transamerica Global Multifactor Macro and Transamerica Managed Futures Strategy (collectively referred to as the “Funds”), included in the Annual Reports for the fiscal year ended October 31, 2019.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts July 30, 2020